                                                                     EXHIBIT 1.1





                                  $190,000,000


                                  NORTEK, INC.

                   ______% SENIOR SUBORDINATED NOTES DUE 2004


                             UNDERWRITING AGREEMENT





                            BEAR, STEARNS & CO. INC.

                             CHASE SECURITIES, INC.

                             ___________ ___, 1994

                                  $190,000,000


                                  NORTEK, INC.

                   ______% Senior Subordinated Notes due 2004

                             UNDERWRITING AGREEMENT





                                                                   _______, 1994



BEAR, STEARNS & CO. INC.
CHASE SECURITIES, INC.
c/o Bear, Stearns & Co., Inc.
245 Park Avenue
New York, New York  10167

Dear Sirs:

                 Nortek, Inc., a Delaware corporation (the "Company"), proposes, subject to the terms and conditions stated herein, to issue and sell to you (collectively, the "Underwriters") $190,000,000 aggregate principal amount of its ______% Senior Subordinated Notes due 2004 (the "Firm Notes"), to be issued pursuant to an indenture dated as of ________, 1994 (the "Indenture") among the Company and __________________, as trustee (the "Trustee"). The Company also proposes to grant to you the option to purchase up to an aggregate of $28,500,000 additional principal amount of its __% Senior Subordinated Notes due 2004 (the "Option Notes") upon the terms and for the purposes set forth in
Section 2(b) hereof. The Firm Notes and the Option Notes are hereinafter sometimes collectively referred to as the "Notes".

                 The Notes are more fully described in the Registration Statement referred to below and in the Indenture, a copy of which has been filed as an Exhibit to such Registration Statement.

                 1. Representations and Warranties of the Company. The Company represents and warrants to, and agrees with, the Underwriters that:

                 (a) The Company has prepared and filed with the Securities and Exchange Commission (the "Commission"), pursuant to the Securities Act of 1933, as amended (the "Act"), and the rules and regulations promulgated by the Commission thereunder (the "Regulations"), a registration statement on Form S-2 (Registration No. 33-69778) relating to the Notes and ________ amendments to such registration statement, including in each case a preliminary prospectus. The Company is eligible to file a registration statement on Form S-2. The Company next proposes to file with the Commission either (i) prior to the effectiveness of such registration statement, a further amendment thereto, including therein a final prospectus, or (ii) after the effectiveness of such registration statement, a final prospectus in accordance with Rules 430A and 424(b) of the Regulations; the documents so filed in either case to include all Rule 430A Information (as hereinafter defined) and to conform, in content and form, to the last printer's proof thereof furnished to the Underwriters immediately prior to such filing. As used in this Agreement, (i) the term "Effective Date" means the date and time that the registration statement hereinabove referred to is declared effective by the Commission, (ii) the term "Registration Statement" means such registration statement as last amended prior to the time the same was declared effective by the Commission, including all Rule 430A Information deemed to be included therein at the Effective Date pursuant to Rule 430A of the Regulations and all financial statements, schedules and exhibits, (iii) the term "Rule 430A Information" means information with respect to the Notes and the public offering thereof permitted, pursuant to the provisions of paragraph
(a) of Rule 430A of the Regulations, to be omitted from the form of prospectus included in the Registration Statement at the time it is declared effective by the Commission, (iv) the term "Prospectus" means the form of final prospectus relating to the Notes first filed with the Commission pursuant to Rule 424(b) of the Regulations or, if no filing pursuant to Rule 424(b) is required, the form of final prospectus included in the Registration Statement at the Effective Date, and (v) the term "preliminary prospectus" means any preliminary prospectus (as described in Rule 430 of the Regulations) with respect to the Notes that omits Rule 430A Information. Any reference herein to the Registration Statement, any preliminary prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-2 which were filed under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), on or before the Effective Date, the date of such preliminary prospectus or the date of the Prospectus, as the case may be.

                 (b) At the time of the effectiveness of the Registration Statement or the effectiveness of any post-effective amendment to the Registration Statement, when the Prospectus is first filed with the Commission pursuant to Rule 424(b) of the Regulations, when any supplement to or amendment of the Prospectus is filed with the Commission, and at the Closing Date, as hereinafter defined (and, with respect to the Option Notes, the Option Closing Date, as hereinafter defined), the Registration
Statement and, if filed at such time, the Prospectus and any amendments thereof and supplements thereto complied and will comply in all material respects with the applicable provisions of the Act and the Regulations and with the Trust Indenture Act of 1939, as amended, and the rules and regulations thereunder (the "Trust Indenture Act") and does not and will not contain an untrue statement of a material fact and will not omit to state any material fact required to be stated therein or necessary in order to make the statements therein (in the case of the Prospectus, in light of the circumstances under which they were made) not misleading. When any related preliminary prospectus was first filed with the Commission (whether filed as part of the registration statement for the registration of the Notes or an amendment thereto or pursuant to Rule 424(a) of the Regulations) and when any amendment thereof or supplement thereto was first filed with the Commission, such preliminary prospectus and any amendments thereof and supplements thereto complied in all material respects with the applicable provisions of the Act and the Regulations and did not contain an untrue statement of a material fact and did not omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. No representation and warranty is made in this subsection (b), however, with respect to any information contained in or omitted from the Registration Statement or the Prospectus or any related preliminary prospectus or any amendment thereof or supplement thereto in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of the Underwriters as herein stated expressly for use in connection with the preparation thereof. The Company acknowledges that the statements specifically relating to the Underwriters set forth on the Prospectus cover page and under the heading "Underwriting" in the Prospectus constitute the only information relating to the Underwriters furnished in writing to the Company by the Underwriters specifically for inclusion in the Registration Statement.

                 (c) Arthur Andersen & Co., who has certified certain financial statements and supporting schedules included in the Registration Statement and whose reports are filed with the Commission as part of the Registration Statement, are independent public accountants as required by the Act and the Regulations.

                 (d) Subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus, except as set forth in the Registration Statement and the Prospectus, there has not been any material adverse change or any development involving a prospective material adverse change, in the business, prospects, properties, operations, condition (financial or other) or results of operations of the Company and its subsidiaries on a consolidated basis, whether or not arising from transactions in the ordinary course of business, and since the date of the latest balance sheet presented in the Registration Statement and the Prospectus, neither the Company nor any of its Subsidiaries has incurred or undertaken any liabilities or obligations, direct or contingent, which are material to the Company and its subsidiaries on a consolidated basis, except for liabilities or obligations which are reflected in the Registration Statement and the Prospectus.

                 (e) The Company has all requisite corporate power and authority to enter into this Agreement and to perform its obligations hereunder. This Agreement has been duly and validly authorized, executed and delivered by the Company and constitutes a legal, valid and binding agreement of the Company enforceable against the Company in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity), and except to the extent that rights to indemnification and contribution hereunder may be limited by state or federal securities laws or the public policy underlying such laws.

                 (f) The execution, delivery and performance of this Agreement, the Indenture and the Notes and the consummation of the transactions contemplated hereby and thereby by the Company, including the issuance, sale and delivery of the Notes will not: (A) violate or conflict with any provision of the certificate of incorporation or by-laws of the Company or any of its subsidiaries; nor, (B) other than conflicts, violations, breaches, defaults, consents, liens, charges and encumbrances which individually or in the aggregate are not material to the financial condition or the results of operations of the Company and its subsidiaries on a consolidated basis, (1) conflict with or result in a breach of any of the terms and provisions of, or constitute a default (or an event which with notice or lapse of time, or both, would constitute a default) or require consent under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to the terms of any agreement, instrument, franchise, license or permit to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries or their properties or assets may be bound or subject, or (2) violate or conflict with (i) any judgment, decree or order binding upon the Company or any of its subsidiaries or any of their properties or assets or (ii) any statute, rule or regulation of any court or any public, governmental or regulatory agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties or assets. No consent, approval, authorization, order, registration, filing, qualification, license or permit of or with any court or any public, governmental or regulatory agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties or assets is required for the execution, delivery and performance of this Agreement, the Indenture or the Notes and the consummation of the transactions contemplated hereby and thereby, including the execution, authentication, issuance, sale and delivery of the Notes, except for (1) such as may be required under state and foreign securities or Blue Sky laws in connection with the purchase and distribution of the Notes by the Underwriters (as to which the Company expresses no opinion) and (2) such as have been made or obtained under the Act and the Trust Indenture Act.

                 (g) The Company has all requisite corporate power and authority to enter into the Indenture and to perform its obligations thereunder. The Indenture has been duly and validly authorized, executed and delivered by the Company, has been duly qualified under and complies as to form in all material respects with the Trust Indenture Act and constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity).

                 (h) The Company has all requisite corporate power and authority to execute and to issue and deliver the Notes to the Underwriters and to perform its obligations thereunder. The Notes have been duly and validly authorized, executed, authenticated, issued and delivered and constitute legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity).

                 (i) The Notes and the Indenture conform to the descriptions thereof contained in the Registration Statement and the Prospectus.

                 (j) The Company is a corporation, duly organized, validly existing and in good standing under the laws of Delaware and has all requisite corporate power and authority and all necessary consents, approvals, authorizations, orders, registrations, qualifications, licenses and permits of and from all public, regulatory or governmental agencies and bodies (except where the failure to obtain the same, individually or in the aggregate, has not had, and is not reasonable likely to have, a material adverse effect on the financial condition or the results of operations of the Company and its subsidiaries on a consolidated basis), to own, lease and operate its properties and conduct its business as now being conducted and as described in the Registration Statement and the Prospectus. The Company is duly qualified to transact business and is in good standing as a foreign corporation in each jurisdiction where the character of its activities requires such qualification except where the failure to be so qualified would not have a material adverse effect on the business, operations or financial condition of the Company and its subsidiaries on a consolidated basis.

                 (k) Each of the Company's subsidiaries is a corporation, duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation and has all requisite corporate power and authority and all necessary consents, approvals, authorizations, orders, registrations, qualifications, licenses and permits of and from all public, regulatory or governmental agencies and bodies (except where the failure to obtain the same, individually or in the aggregate, has not had, and is not reasonable likely to have, a material adverse effect on the financial condition or the results of operations of the Company and its subsidiaries on a consolidated basis), to own, lease and operate its properties and conduct its business as now being conducted and as described in the Registration Statement and the Prospectus. Each of the Company's subsidiaries is duly qualified to transact business and is in good standing as a foreign corporation in each jurisdiction where the character of its activities requires such qualification except where the failure to be so qualified would not have a material adverse effect on the business, operations or financial condition of the Company and its subsidiaries on a consolidated basis.

                 (l) No order preventing or suspending the use of any preliminary prospectus has been issued and no proceedings for that purpose are pending or, to the best knowledge of the Company, threatened or contemplated by the Commission; no order suspending the offering of the Notes in any jurisdiction designated by the Underwriters pursuant to paragraph (d) of
Section 4 of this Agreement has been issued and no proceedings for that purpose have been instituted or, to the best knowledge of the Company, threatened or contemplated, and any request of the Commission for additional information (to be included in the Registration Statement or Prospectus or otherwise) has been complied with.

                 (m) The Company had, at October 2, 1993, an authorized and outstanding capitalization as set forth in the Registration Statement and the Prospectus. All of the outstanding capital stock of the Company has been duly and validly authorized and issued and is fully paid and nonassessable. Except as set forth in the Registration Statement and the Prospectus and except for securities outstanding under any of the Company's stock option, equity incentive or similar plans, there are no outstanding options to purchase, or rights or warrants to subscribe for, or any securities or obligations convertible into or exchangeable for, or any contracts or commitments to issue or sell, any shares of capital stock of the Company.

                 (n) The Company has no subsidiary companies or interests in any partnerships except as set forth in Schedule I attached hereto. Except for directors' qualifying shares, the Company owns, either directly or indirectly, 100% of the issued and outstanding shares of capital stock of each subsidiary company.

                 (o) The Company and each of its subsidiaries has good and marketable title to its respective properties, free and clear of all material liens, charges and encumbrances and equities of record, except as set forth in the Registration Statement. Any real properties held under lease by the Company and each of its subsidiaries are held under valid, subsisting and enforceable leases free and clear of any and all liens, charges, encumbrances or restrictions of any kind whatsoever.

                 (p) The Company and each of its subsidiaries has (i) all governmental licenses, certificates, permits, consents, orders, approvals and other authorizations necessary to carry on its business as contemplated in the Prospectus, (ii) complied in all respects with all laws, regulations and orders applicable to it or its business and (iii) performed all of its obligations required to be performed by it and is not, and at the Closing Date (and, with respect to the Option Notes, the Option Closing Date) will not be, in default, under any contract or other instrument to which it is a party or by which it or its property is bound or affected, in the case of each of clause (i), (ii) and
(iii) above, with such exceptions which, individually or in the aggregate, have not had, and are not reasonably likely to have, a material adverse effect on the business, condition (financial or otherwise), results of operations or prospects of the Company and its subsidiaries on a consolidated basis. Neither the Company nor any of its subsidiaries is, and at the Closing Date (and, with respect to the Option Notes, the Option Closing Date) will not be, in violation of any provisions of its certificate of incorporation or by-laws.

                 (q) Except as described in the Prospectus, there is no legal or governmental proceeding pending or, to the best knowledge of the Company, threatened to which the Company or any of its subsidiaries is or may be a party or to which the business or property of the Company or any of its subsidiaries is or may be the subject which might result in any material adverse change in the business, operations, condition (financial or other) or results of operations of the Company and its subsidiaries on a consolidated basis or which is required to be disclosed in the Registration Statement and the Prospectus and which is not so disclosed. There is no contract or document concerning the Company or any of its subsidiaries of a character required to be described in the Registration Statement or the Prospectus or to be filed as an exhibit to the Registration Statement which is not so described or filed as required. The descriptions in the Registration Statement and the Prospectus of any such legal and governmental proceedings and contracts and other documents, insofar as such descriptions or statements constitute summaries of the proceedings or documents referred to therein, fairly present the information called for with respect to such proceedings or documents.

                 (r) The financial statements, schedules and the related notes of the Company included in the Registration Statement and the Prospectus comply in all material respects with the requirements of the Act and the Regulations and present fairly the financial position, results of operations and cash flows of the Company and its subsidiaries on a consolidated basis, as of the dates and for the periods specified therein. Such financial statements (including the related notes and schedules) have been prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods specified therein except as disclosed in the Registration Statement and the Prospectus, subject in the case of interim statements to normal year-end audit adjustments. The other financial information and statistical data set forth in the Prospectus have been prepared on an accounting basis consistent with such financial statements (except for calculations of EBITDA and certain variants thereof to the extent described in the notes to such information and data).

                 (s) The Company and its subsidiaries own, or are licensed or otherwise have the right to use, all material trademarks, trade names, patents and copyrights used in or necessary for the conduct of its business subject to such limitations which, individually or in the aggregate, would not have a material adverse effect on the Company and its subsidiaries on a consolidated basis. No claims have been asserted by any person to the use of any material trademarks, trade names, patents or copyrights, except as disclosed in the Registration Statement and Prospectus. The use, in connection with the business and operations of the Company and its subsidiaries, of such material trademarks, trade names, patents and copyrights does not, to the best of the Company's knowledge, infringe on the rights of any person, except such infringements which, individually or in the aggregate, would not have a material adverse effect on the Company and its subsidiaries on a consolidated basis.

                 (t) There are no holders of securities of the Company who, pursuant to any agreement, understanding or otherwise, have any right to have securities of the Company registered under the Act in connection with the offering contemplated by the Prospectus.

                 (u) The Company is not, nor as a result of the transactions contemplated by the Prospectus would be, required to make any filing or to register under the Investment Company Act of 1940, as amended (the "Investment Company Act"), or is or will become a "holding company" or a "subsidiary company" of a "registered holding company," as defined in the Public Utility Holding Company Act of 1935, as amended.

                 (v) Neither the Company nor any agent acting on its behalf has or will take any action which might cause this Agreement or the issuance, execution or delivery of the Notes to violate Regulation G (12 C.F.R.
Part 207), Regulation U (12 C.F.R.  Part 221) or Regulation X (12 C.F.R. Part
224), insofar as said Regulation applies to Regulations G and U of the Board of Governors of the Federal Reserve System.

                 (w) The descriptions in the Prospectus under the captions "Capitalization", "Description of Notes", and "Description of Other Obligations" are true and correct in all material respects and fairly present the information required to be disclosed therein.

                 (x) The Company and each of its subsidiaries has filed on a timely basis all material income, franchise and other tax returns and has paid all taxes shown thereon as due, and the Company has no knowledge of any tax deficiency that has been asserted against the Company or any of its subsidiaries which could materially and adversely affect the business, properties, condition (financial or otherwise), results of operations or prospects of the Company and its subsidiaries on a consolidated basis.

                 (y) No statement, representation, warranty or covenant made by the Company in this Agreement or made in any certificate or document required by this Agreement to be delivered to the Underwriters was or will be, when made, inaccurate, untrue or incorrect in any material respect.

         2. Purchase, Sale and Delivery of the Notes. (a)(i) On the basis of the representations, warranties, covenants and agreements herein contained, but subject to the terms and conditions herein set forth, each of the Underwriters, severally and not jointly, agrees to purchase from the Company, at a purchase price of ___% of the principal amount thereof, the principal amount of the Firm Notes set forth opposite the respective names of the Underwriters in Schedule II.

                 (ii) Delivery of and payment of the purchase price for the Firm Notes shall be made in the offices of Bear, Stearns & Co. Inc. at 245 Park Avenue, New York, New York 10167, or at such other location as may be mutually acceptable. Such delivery and payment shall be made at 10:00 a.m., New York time, on _________, 1994, or at such other time as shall be agreed upon by the Underwriters and the Company. The time and date of such delivery and payment are herein called the "Closing Date." Delivery of the Firm Notes shall be made to the Underwriters for their account against payment of the purchase price for the Firm Notes by certified or official bank check payable in New York Clearing House funds or similar next day funds to the order of the Company.

                 (iii) The Firm Notes shall be in definitive form and registered in such name or names and in such authorized denominations as the Underwriters may request in writing at least two full business days prior to the Closing Date. The Company will permit the Underwriters to examine and package the Firm Notes for delivery at least one full business day prior to the Closing Date.

         (b)(i) The Company hereby grants to the Underwriters an option (the "Option") to purchase from the Company, for the sole purpose of covering over-allotments in sales of the Firm Notes by the Underwriters, up to an aggregate of $28,500,000 principal amount of the Option Notes, at a purchase price equal to __% of the principal amount thereof, plus accrued interest, if any, thereon from [the earlier of _________________, 1994 or] the date any Note is first issued under the Indenture to the Option Closing Date (as hereinafter defined). The Option shall be exercisable by the Underwriters on one occasion only, at any time before the expiration of 30 days after the Effective Date for the purchase of all or part of the Option Notes, such exercise to be made by notice, given by the Underwriters to the Company in the manner provided by
Section 12 hereof, setting forth the principal amount of Option Notes as to which the Option is being exercised, the denominations and the name or names in which the Option Notes so purchased are to be registered, and the date and time of delivery of such Option Notes, which date may be at or subsequent to the Closing Date and shall not be less than two nor more than ten days after such notice.

                 (ii) Delivery of and payment of the purchase price for the Option Notes shall be made at the offices of Bear, Stearns & Co. Inc. at 245 Park Avenue, New York, New York 10167, or such other location as may be mutually acceptable. Such delivery and payment shall be made at the time and on the date designated in such notice, unless some other time and date is mutually agreed upon (such time and date being herein called the "Option Closing Date"). Delivery of the Option Notes shall be made to the Underwriters against payment by the Underwriters of the purchase price therefor by certified or official bank check payable in New York Clearing House funds or similar next day funds to the order of the Company.

                 (iii) The Option Notes shall be in definitive form and registered in such name or names and in such authorized denominations as the Underwriters shall have requested in the notice of exercise of the Option. The Company will permit the Underwriters to examine and package the Option Notes for delivery at least one full business day prior to the Option Closing Date.

                 3. Offering. Upon the Underwriters' authorization of the release of the Notes, the Underwriters propose to offer the Notes for sale to the public upon the terms set forth in the Prospectus.

                 4. Covenants of the Company: The Company agrees with the Underwriters as follows:

                 (a) If the Registration Statement has not yet been declared effective, the Company will use its best efforts to cause the Registration Statement and any amendments thereto to become effective as promptly as possible, and if Rule 430A is used or the filing of the Prospectus is otherwise required under Rule 424(b), the Company will file the Prospectus (properly completed if Rule 430A has been used) pursuant to Rule 424(b) within the prescribed time period and will provide evidence satisfactory to the Underwriters of such timely filing.

                 The Company will notify the Underwriters promptly (and if requested by the Underwriters, will confirm such notice in writing) (i) when the Registration Statement and any amendments thereto become effective, (ii) of any request by the Commission for any amendment of or supplement to the Registration Statement or the Prospectus or for any additional information,
(iii) of the mailing or the delivery to the Commission for filing of any amendment of or supplement to the Registration Statement or the Prospectus,
(iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto or of the initiation, or the threatening, of any proceedings therefor,
(v) of the receipt of any comments from the Commission, and (vi) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Notes for sale in any jurisdiction or the initiation or threatening of any proceeding for that purpose. If the Commission shall propose or enter a stop order at any time, the Company will use its best efforts to prevent the issuance of any such stop order and, if issued, to obtain the lifting of such order as soon as possible. The Company will not file any amendment to the Registration Statement or any amendment of or supplement to the Prospectus to which the Underwriters shall reasonably object after being timely furnished in advance a copy thereof.

                 (b) If at any time when a prospectus relating to the Notes is required to be delivered under the Act any event shall have occurred as a result of which the Prospectus as then amended or supplemented includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it shall be necessary at any time to amend or supplement the Prospectus or Registration Statement to comply with the Act or the Regulations, the Company will notify the Underwriters promptly and prepare and file with the Commission an appropriate amendment or supplement (in form and substance reasonably satisfactory to the Underwriters) which will correct such statement or omission and will use its best efforts to have any amendment to the Registration Statement declared effective as soon as possible.

                 (c) The Company will promptly deliver to the Underwriters three signed copies of the Registration Statement, including exhibits and all amendments thereto, and the Company will promptly deliver to the Underwriters such number of copies of any preliminary prospectus, the Prospectus, the Registration Statement, and all amendments of and supplements to such documents, if any, as the Underwriters may reasonably request.

                 (d) The Company will use its best efforts and will cooperate with the Underwriters, at or prior to the time of effectiveness of the Registration Statement, to qualify the Notes for offering and sale under the securities laws relating to the offering or sale of the Notes of such jurisdictions as the Underwriters may designate and to maintain such qualification in effect for so long as required for the distribution thereof, provided that the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction.

                 (e) The Company will comply with all of the provisions of any undertakings contained in Item 17 of the Registration Statement and will apply the proceeds from the sale of the Notes as set forth under "Use of Proceeds" in the Prospectus.

                 (f) The Company will make generally available to holders of the Notes as soon as may be practicable but in no event later than the last day of the fifteenth full calendar month following the calendar quarter in which the effective date of the Registration Statement falls, an earnings statement (which need not be audited but shall be in reasonable detail) covering a period of at least 12 months commencing after the effective date, and satisfying the provisions of Section 11(a) of the Act (including Rule 158 of the Rules and Regulations).

                 (g) During a period of three years from the Effective Date, the Company will furnish to the Underwriters copies of (i) all reports to its stockholders and (ii) all reports, financial statements and proxy or information statements filed by the Company with the Commission or any national securities exchange.

                 (h) The Company will apply the proceeds from the sale of the Notes as set forth under the caption "Use of Proceeds" in the Prospectus.

                 (i) Prior to the Closing Date, the Company shall furnish to the Underwriters, as soon as they have been prepared, copies of any unaudited interim financial statements of the Company, for any periods subsequent to the periods covered by the financial statements appearing in the Registration Statement and the Prospectus.

                 (j) During a period of 90 days from the date of the Prospectus, the Company will not, without the Underwriters' prior written consent, issue, sell, offer or agree to sell, or otherwise dispose of, directly or indirectly, any debt securities of the Company.

                 (k) To the extent permitted by applicable law, the Company hereby waives and will not claim the benefit of any usury laws against any holder of Notes.

                 5. Payment of Expenses. Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, the Company hereby agrees to pay all costs and expenses incident to the performance of the obligations of the Company hereunder, including, without limitation, those in connection with (i) preparing, printing, duplicating, filing and distributing the Registration Statement, as originally filed and all amendments thereof (including all exhibits thereto), any preliminary prospectus, the Prospectus and any amendments thereof or supplements thereto (including, without limitation, fees and expenses of the Company's accountants and counsel), the Indenture, the underwriting documents (including this Agreement), and all other documents related to the public offering of the Notes (including those supplied to the Underwriters in quantities as hereinabove stated), (ii) the issuance, transfer and delivery of the Notes to the Underwriters, including any transfer or other taxes payable thereon, (iii) the qualification of the Notes under state and foreign securities or Blue Sky laws, including the costs of printing and mailing a preliminary and final "Blue Sky Survey" and the fees and disbursements of the Underwriters' counsel in relation thereto, (iv) the filing fees associated with the review of the terms of the public offering of the Notes by the National Association of Securities Dealers, Inc., (v) "roadshow", travel and other expenses incurred by the Company in connection with the marketing and sale of the Notes, (vi) the rating of the Notes by one or more rating agencies and (vii) the fees and expenses of the Trustee and any agent of the Trustee and the fees and disbursements of counsel for the Trustee in connection with the Indenture and the Notes.

                 6. Conditions to the Obligations of the Underwriters. The Underwriters' obligations to purchase and pay for the Firm Notes and, if and to the extent the Underwriters exercise the Option under Section 2(b) hereof, the Option Notes, shall be subject to the following conditions:

                 (a) Notification that the Registration Statement has become effective shall be received by the Underwriters not later than 5:00 p.m., New York City time, on the date of this Agreement or at such later date and time as shall be consented to in writing by the Underwriters and all filings required by Rule 424 and Rule 430A of the Rules and Regulations shall have been made on a timely basis.

                 (b)      (i)     No stop order suspending the effectiveness of
the Registration Statement shall have been issued and no proceedings for that purpose shall be pending or threatened by the Commission, (ii) no order suspending the effectiveness of the Registration Statement or the qualification or registration of the Notes under the securities or Blue Sky laws of any jurisdiction shall be in effect and no proceeding for such purpose shall be pending before or threatened or contemplated by the Commission or the authorities of any such jurisdiction, (iii) any request for additional information on the part of the staff of the Commission or any such authorities shall have been complied with to the satisfaction of the staff of the Commission or such authorities and (iv) after the date hereof no amendment or supplement to the Registration Statement or the Prospectus shall have been filed unless a copy thereof was first submitted to the Underwriters and the Underwriters do not reasonably object thereto, and the Underwriters shall have received a certificate, dated the Closing Date (or, with respect to the Option Notes, the Option Closing Date) and signed by the Chief Executive Officer or the Chairman of the Board of Directors of the Company and the Chief Financial Officer of the Company (who may rely upon the best of their information and belief), to the effect of clauses (i), (ii) and (iii).

                 (c) Since the respective dates as of which information is given in the Registration Statement and the Prospectus, (i) there shall not have been, in the Underwriters' reasonable opinion, a material adverse change in the business, properties, management, condition (financial or otherwise), results of operations or prospects of the Company and its subsidiaries on a consolidated basis, whether or not arising from transactions in the ordinary course of business and (ii) neither the Company nor any of its subsidiaries shall have sustained any material loss or interference with its business or properties from fire, explosion, flood or other casualty, whether or not covered by insurance, or from any labor dispute or any court or legislative or other governmental action, order or decree if, in the reasonable judgment of the Underwriters, any such development makes it impracticable or inadvisable to consummate the sale and delivery of the Notes by the Underwriters at the initial public offering price.

                 (d) Since the respective dates as of which information is given in the Registration Statement and the Prospectus, there shall have been no litigation or other proceeding instituted against the Company or any of its subsidiaries or their respective officers or directors in their capacities as such, before or by any Federal, state or local court, commission, regulatory body, administrative agency or other governmental body, domestic or foreign, in which litigation or proceeding there is a material possibility of an unfavorable ruling, decision or finding that could materially and adversely affect the business, condition (financial or otherwise) or results of operations of the Company and its subsidiaries on a consolidated basis.

                 (e) Each of the representations and warranties of the Company contained herein shall be true and correct in all material respects at the Closing Date (and, with respect to the Option Notes, the Option Closing
Date) and all covenants and agreements contained herein to be performed on the part of the Company at or prior to the Closing Date (and, with respect to the Option Notes, the Option Closing Date) shall have been duly performed, fulfilled or complied with in all material respects.

                 (f) The Underwriters shall have received the opinions, dated the Closing Date (and, with respect to the Option Notes, the Option Closing Date) and satisfactory in form and substance to counsel for the Underwriters, from Ropes & Gray, counsel to the Company, to the effect set forth in Exhibit A-1 and from Kevin W. Donnelly, Vice President, General Counsel and Secretary of the Company, to the effect set forth in Exhibit A-2.

                 (g) The Underwriters shall have received an opinion, dated the Closing Date (and, with respect to the Option Notes, the Option Closing Date), from Schulte Roth & Zabel, counsel to the Underwriters, with respect to the Registration Statement, the

Prospectus and this Agreement, which opinion shall be satisfactory in all respects to the Underwriters.

                 (h) The Underwriters shall have received a certificate of the Company, dated the Closing Date (and, with respect to the Option Notes, the Option Closing Date), signed by each of the Chief Executive Officer and the Chief Financial Officer of the Company, in form and substance satisfactory to the Underwriters, to the effect that:

                          (i) Each signer of such certificate has examined the Registration Statement and the Prospectus and (A) as of the date of such certificate, such documents do not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein (in the case of the Prospectus, in the light of the circumstances under which they were made) not misleading and (B) since the Effective Date no event has occurred as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein, in light of the circumstances under which they were made, not untrue or misleading in any material respect.

                          (ii) Each of the representations and warranties of the Company contained in this Agreement are, at the time such certificate is dated, true and correct in all material respects.

                          (iii)   Each of the covenants required to be
                 performed by the Company herein on or prior to the date of such certificate has been duly, timely and fully performed in all material respects and each condition herein required to be satisfied or fulfilled on or prior to the date of such certificate has been duly, timely and fully satisfied or fulfilled in all material respects.

                 (i) At the time this Agreement is executed and at the Closing Date (and, with respect to the Option Notes, the Option Closing Date), the Underwriters shall have received a letter, from Arthur Andersen & Co., independent public accountants for the Company, dated, respectively, as of the date of this Agreement and as of the Closing Date (and, with respect to the Option Notes, the Option Closing Date) addressed to the Underwriters and in form and substance satisfactory to the Underwriters, stating that: (i) they are independent public accountants with respect to the Company within the meaning of the Act and the Regulations and stating that the answer to Item 10 of the Registration Statement is correct insofar as it relates to them; (ii) in their opinion, the financial statements and schedules of the Company included in the Registration Statement and the Prospectus and covered by their opinions therein comply as to form in all material respects with the applicable accounting requirements of the Act and the applicable published rules and regulations of the Commission thereunder;
(iii) on the basis of procedures (but not an audit made in accordance with generally accepted auditing standards) consisting of a reading of the latest available unaudited interim financial statements of the Company and its subsidiaries, a reading of the minutes of meetings and consents of the stockholders and board of directors of the Company and the committees of such board subsequent to December 31, 1992, inquiries of officers and other employees of the Company who have responsibility for financial and accounting matters of the Company and its subsidiaries with respect to transactions and events subsequent to December 31, 1992, and other specified procedures and inquiries to a date not more than five business days prior to the date of such letter, nothing has come to their attention that would cause them to believe that: (A) the unaudited financial statements and schedules of the Company presented in the Registration Statement and the Prospectus, if any, do not comply as to form in all material respects with the applicable accounting requirements of the Act and the Regulations or that such unaudited financial statements are not presented fairly, in all material respects, in conformity with generally accepted accounting principles applied on a basis substantially consistent with that of the audited financial statement contained in the Registration Statement and Prospectus; (B) with respect to the period subsequent to December 31, 1992 there were, as of the date of the most recent available unaudited monthly financial statements of the Company, and as of a specified date not more than five business days prior to the date of such letter, any changes in the capital stock, long- term indebtedness, current portion of long-term indebtedness or working capital of the Company or any decrease in the stockholder's equity of the Company, in each case as compared with the amounts shown in the most recent balance sheets presented in the Registration Statement and the Prospectus, except for changes or decreases which the Registration Statement and the Prospectus disclose have occurred or which are set forth in such letter or (C) that during the period from January 1, 1993 to the date of the most recent available unaudited monthly financial statements of the Company and to a specified date not more than five business days prior to the date of such letter, there was any decrease, as compared with the corresponding period in the prior fiscal year, in total revenues, net income before interest and taxes or net income, except for decreases which the Registration Statement and the Prospectus disclose have occurred or which are set forth in such letter; and (iv) they have compared specific dollar amounts, numbers of shares, percentages of revenues and earnings, and other financial information pertaining to the Company set forth in the Registration Statement and the Prospectus, which have been specified by the Underwriters prior to the date of this Agreement, to the extent that such amounts, numbers, percentages, and information may be derived from the general accounting and financial records of the Company or from schedules furnished by the Company, and excluding any questions requiring an interpretation by legal counsel, with the results obtained from the application of specified readings, inquiries, and other appropriate procedures specified by the Underwriters (which procedures do not constitute an audit in accordance with generally accepted auditing standards) set forth in such letter, and found them to be in agreement.

                 (j) At the Closing Date (and, with respect to the Option Notes, the Option Closing Date), the Underwriters shall have received an opinion from counsel to the Trustee, dated the date of its delivery, addressed to the Underwriters and in form and substance satisfactory to Underwriter's counsel, to the effect that:

                          (i) the Trustee is a national banking association or state chartered bank or trust company and is validly existing in good standing under the laws of the jurisdiction in which it is incorporated;

                          (ii) the Trustee has the power and authority to enter into the Indenture and authenticate the Notes as Trustee under the Indenture;

                          (iii) the Indenture has been duly authorized, executed and delivered by the Trustee, as Trustee under the Indenture, and the Indenture is valid and binding on the Trustee and enforceable against the Trustee in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity).

                          (iv) the Notes have been duly authenticated and delivered by the Trustee, as Trustee, under the Indenture.

                 (k) The Company shall have furnished to the Underwriters such certificates and other documents, in addition to those specifically mentioned herein, as the Underwriters may have reasonably requested as to the accuracy and completeness at the Closing Date (and, with respect to the Option Notes, the Option Closing Date) of any statement in the Registration Statement or the Prospectus, as to the accuracy at the Closing Date (and, with respect to the Option Notes, the Option Closing Date) of the representations and warranties of the Company herein, as to the performance by the Company of its obligations hereunder or as to the fulfillment of the conditions precedent to the obligations hereunder of the Underwriters.

                 If any of the conditions specified in this Section 6 shall not have been fulfilled when and as required by this Agreement, or if any of the certificates, opinions, written statements or letters furnished to the Underwriters or to the Underwriters' counsel pursuant to this Section 6 shall not be in all material respects reasonably satisfactory in form and substance to the Underwriters, and to the Underwriters' counsel, all the Underwriters' obligations hereunder may be cancelled by the Underwriters at, or at any time prior to, the Closing Date (and, with respect to the Option Notes, the Option Closing Date). Notice of such cancellation shall be given to the Company in writing, or by telephone, telex or telegraph, confirmed in writing.

                 7.       Indemnification.

                 (a) The Company agrees to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act, against any and all losses, liabilities, claims, damages and out-of-pocket expenses whatsoever (including but not limited to attorneys' fees and any and all expenses whatsoever incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever, and any and all amounts paid in settlement of any claim or litigation), joint or several, to which they or any of them may become subject under the Act, the Exchange Act or otherwise, insofar as such losses, liabilities, claims, damages or expenses (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, as originally filed or any amendment thereof, or any related preliminary prospectus or the Prospectus, or in any supplement thereto or amendment thereof, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of the preliminary prospectus or the Prospectus, in light of the circumstances under which they were made) not misleading; provided, however, that the Company will not be liable in any such case to the extent, but only to the extent, that any such loss, liability, claim, damage or expense arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by or on behalf of the Underwriters expressly for use therein; and provided further, that the Company shall not be liable to any Underwriter with respect to any preliminary prospectus to the extent that any such loss, liability, claim, damage or expense results solely from an untrue statement of a material fact contained in, or the omission of a material fact from, such preliminary prospectus, which untrue statement or omission was corrected in the Prospectus, if (i) such Underwriter sold Notes to the person alleging such loss, liability, claim or damage without sending or giving, at or prior to the written confirmation of such sale, a copy of the Prospectus, (ii) delivery of the Prospectus was required under the Act, and
(iii) the Company delivered to such Underwriter copies of the Prospectus in such reasonable quantities as were requested by such Underwriter. This indemnity agreement will be in addition to any liability which the Company may otherwise have, including, under this Agreement.

                 (b) Each Underwriter severally, and not jointly, agrees to indemnify and hold harmless the Company, each of its directors, each of its officers who shall have signed the Registration Statement, and each other person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act, against any losses, liabilities, claims, damages and expenses whatsoever (including but not limited to attorneys' fees and any and all out-of-pocket expenses whatsoever incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever and any and all amounts paid in settlement of any claim or litigation), joint or several, to which they or any of them may become subject under the Act, the Exchange Act or otherwise, insofar as such losses, liabilities, claims, damages or expenses (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, as originally filed or any amendment thereof, or any related preliminary prospectus or the Prospectus, or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of a preliminary prospectus or the Prospectus, in light of the circumstances under which they were made) not misleading, in each case to the extent, but only to the extent, that any such loss, liability, claim, damage or expense arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by or on behalf of the Underwriters expressly for use therein, provided, however, that in no case shall any Underwriter be liable or responsible for any amount in excess of the underwriting discount received by such Underwriter. This indemnity will be in addition to any liability which the Underwriters may otherwise have, including, under this Agreement.

                 (c) Promptly after receipt by an indemnified party under subsection (a) or (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify each party against whom indemnification is to be sought in writing of the commencement thereof (but the failure so to notify an indemnifying party shall not relieve it from any liability which it may have under this Section 7). In case any such action is brought against any indemnified party, and it notifies an indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein, and to the extent it may elect by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof with counsel satisfactory to such indemnified party. Notwithstanding the foregoing, the indemnified party or parties shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such indemnified party or parties unless (i) the employment of such counsel shall have been authorized in writing by one of the indemnifying parties in connection with the defense of such action, (ii) the indemnifying parties shall not have retained counsel for the defense of such action within a reasonable time after notice of commencement of the action, or (iii) such indemnified party or parties shall have reasonably concluded that there may be defenses available to it or them which are different from or additional to those available to one or all of the indemnifying parties (in which case the indemnifying parties shall not have the right to direct the defense of such action on behalf of the indemnified party or parties), in any of which events such fees and expenses shall be borne by the indemnifying parties. Anything in this subsection to the contrary notwithstanding, an indemnifying party shall not be liable for any settlement of any claim or action effected without its written consent; provided, however, that such consent will not be unreasonably withheld. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is a party and indemnification has been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability or claims that are the subject matter of such proceeding.

                 8. Contribution. In order to provide for contribution in circumstances in which the indemnification provided for in Section 7 hereof is for any reason held to be unavailable from any indemnifying party or is insufficient to hold harmless a party indemnified thereunder, the Company and the Underwriters shall contribute to the aggregate losses, claims, damages, liabilities and out-of-pocket expenses of the nature contemplated by such indemnification provision (including any investigation, legal and other expenses incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claims asserted, but after deducting in the case of losses, claims, damages, liabilities and expenses suffered by the Company, any contribution received by the Company from persons, other than the Underwriters, who may also be liable for contribution, including persons who control the Company within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act, officers of the Company who signed the Registration Statement and directors of the Company) to which the Company and the Underwriters may be subject, in such proportions as is appropriate to reflect the relative benefits received by the Company and the Underwriters from the offering of the Notes or, if such allocation is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to above but also the relative fault of the Company and the Underwriters in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Underwriters shall be deemed to be in the same proportion as (x) the total proceeds from the offering (net of underwriting discounts and commissions but before deducting expenses) received by the Company and (y) the underwriting discounts and commissions received by the Underwriters respectively, in each case as set forth in the table on the cover page of the Prospectus. The relative fault of the Company and of the Underwriters shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 8 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above. Notwithstanding the other provisions of this Section 8, (i) in no case shall any Underwriter be required to contribute any amount in excess of the amount by which the underwriting discount applicable to the Notes purchased by such Underwriter pursuant to this Agreement exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of any untrue or alleged untrue statement or omission or alleged omission and (ii) no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 8, each person, if any, who controls an Underwriter within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act shall have the same rights to contribution as such Underwriter and each person, if any, who controls the Company within the meaning of Section 15 of the Act or
Section 20(a) of the Exchange Act, each of its officers who shall have signed the Registration Statement and each of its directors shall have the same rights to contribution as the Company, subject in each case to clauses (i) and (ii) of this Section 8. Any party entitled to contribution will, promptly after receipt of notice of commencement of any action, suit or proceeding against such party in respect of which a claim for contribution may be made against another party or parties under this Section 8, notify such party or parties from whom contribution may be sought, but the omission to so notify such party or parties shall not relieve the party or parties from whom contribution may be sought from any obligation it or they may have under this Section 8 or otherwise. No party shall be liable for contribution with respect to any action or claim settled without its consent; provided, however, that such consent will not be unreasonably withheld.

                 9.       Survival of Representations and Agreements.
All representations and warranties, covenants and agreements of the Underwriters and the Company contained in this Agreement, including the agreements contained in Section 5, the indemnity agreements contained in
Section 7 and the contribution agreements contained in Section 8, shall remain operative and in full force and effect regardless of any investigation made by or on behalf of an Underwriter or any controlling person thereof or by or on behalf of the Company, any of its officers and directors or any controlling person thereof, and shall survive delivery of and payment for the Notes to and by the several Underwriters. The agreements contained in Sections 5, 7, 8 and 10(c) hereof shall survive the termination of this Agreement including pursuant to Section 10 hereof.

                 10.      Termination.

                 (a) The Underwriters shall have the right to terminate this Agreement by notice to the Company at any time prior to the Closing Date (and, with respect to the Option Notes, the Option Closing Date), without liability (other than with respect to Sections 7 and 8 hereof) if:

                          (i) the Company shall have failed, refused or been
                 unable to perform in any material respect any obligation, agreement or undertaking on its part to be performed hereunder;

                          (ii) any other material condition to the obligations
                 of the Underwriters as provided in Section 6 hereof is not fulfilled when and as required;

                          (iii) trading in securities generally on the New York
                 or American Stock Exchanges is suspended, or minimum or maximum prices for trading shall have been established on either of such exchanges by order of such exchanges or the Commission or any other governmental authority having jurisdiction;

                          (iv) a general banking moratorium shall have been
                 declared by a New York State or federal authority;

                          (v) there is an outbreak or escalation of armed
                 hostilities involving the United States on or after the date hereof or a declaration of a national emergency or war by the United States on or after the date hereof, which, in the judgment of the Underwriters, makes it inadvisable or impracticable to proceed with the delivery of the Notes on the terms and in the manner contemplated in the Prospectus;

                          (vi) there is a material adverse change in general
                 economic, political or financial conditions, or in the effect of international conditions on financial markets in the United States, which, in the judgment of the Underwriters, makes it inadvisable or impracticable to proceed with the delivery of the Notes on the terms and in the manner contemplated in the Prospectus; or

                          (vii) in the Underwriters' reasonable opinion, any
                 material adverse change shall have occurred since the respective dates as of which information is given in the Registration Statement or the Prospectus in the condition (financial or other) of the Company and its subsidiaries, taken as a whole, whether or not arising in the ordinary course of business other than as set forth in the Prospectus.

                 (b) Any notice of termination pursuant to this Section 10 shall be by telephone or telecopy confirmed in writing by letter.

                 (c) If this Agreement shall be terminated pursuant to any of the provisions hereof (otherwise than pursuant to Section 10(a) or 11 hereof), or if the sale of the Notes provided for herein is not consummated because any condition to the Underwriters' obligations set forth herein is not satisfied or because of any refusal, inability or failure on the part of the Company to perform any agreement herein or comply with any provision hereof, the Company will, subject to demand by the Underwriters, reimburse the Underwriters for all out-of-pocket expenses (including the reasonable fees and expenses of Underwriters' counsel), incurred by the Underwriters in connection herewith.

                 11. Substitution of Underwriter. If any one or more of the Underwriters shall fail or refuse to purchase any Notes and arrangements satisfactory to the Underwriters and the Company for the purchase of such Notes are not made within 48 hours after such default, this Agreement will terminate without liability on the part of any non-defaulting Underwriter or the Company for the purchase or sale of any Notes under this Agreement. In any such case either the Underwriters or the Company shall have the right to postpone the Closing Date (and, with respect to the Option Notes, the Option Closing Date), but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement and in the Prospectus or in any other documents or arrangements may be effected. Any action taken pursuant to this
Section 11 shall not relieve any defaulting Underwriter from liability in respect of any default of the Underwriter under this Agreement.

                 12. Notice. All communications hereunder, except as may be otherwise specifically provided herein, shall be in writing and, if sent to the Underwriters shall be mailed, delivered, or telecopied and confirmed in writing, to Bear, Stearns & Co. Inc., 245 Park Avenue, New York, N.Y. 10167,
Attention: Corporate Finance Department (Telecopy No. (212) 272-3092); if sent to the Company, shall be mailed, delivered, or telecopied and confirmed in writing to the Company, 50 Kennedy Plaza, Providence, Rhode Island 02903-2360,
Attention:  General Counsel (Telecopy No. (401) 751-4610).

                 13. Parties. This Agreement shall inure solely to the benefit of, and shall be binding upon the Underwriters and the Company and the controlling persons, directors, officers, employees and agents referred to in Sections 7 and 8, and their respective successors and assigns, and no other person shall have or be construed to have any legal or equitable right, remedy or claim under or in respect of or by virtue of this Agreement or any provision herein contained. The term "successors and assigns" shall not include a purchaser, in its capacity as such, of Notes from the Underwriters.

                 14. Construction. This Agreement shall be construed in accordance with the laws of the State of New York without regard to principles of conflicts of law.

                 This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

                 In case any provision in this Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

                 The Company and the Underwriters each hereby irrevocably waive any right they may have to a trial by jury in respect of any claim based upon or arising out of this Agreement or the transactions contemplated hereby.

                 If the foregoing correctly sets forth the understanding between the Underwriters and the Company, please so indicate in the space provided below for that purpose, whereupon this letter shall constitute a binding agreement between us.

Very truly yours,

NORTEK, INC.


By:_____________________________
   Name:
   Title:


Accepted, as of the date first above written.

BEAR, STEARNS & CO. INC.


By:___________________________
   Name:
   Title:

CHASE SECURITIES, INC.


By:___________________________
   Name:
   Title:

                                                                      SCHEDULE I


                            NORTEK SUBSIDIARY CHART

Broan Limited
Broan Mfg. Co., Inc.
         Aubrey Manufacturing, Inc.
         Monarch Metal Products Corporation
Diamond Architecturals, Inc.
CSGT, Inc.
         Gray Textile Corp.
         U.S. Laminating Corporation
Dixieline Lumber Company
         Dixieline Builders Fund Control, Inc.
Fidelity Investment Co.
General Woodworker, Inc.
Glassalum Engineering Corp.
Glassalum Installations, Inc.
J & M Products, Inc.
Jensen Industries, Inc.
         Jensen Aero Products
Linear Corporation
         Linear H.K. Manufacturing, Limited
         We Monitor America Incorporated
         Linear Foreign Sales Corporation
         Moore-O-Matic, Inc.
M & S Systems, Inc.
The Major Glass Company, Inc.
         Perfection Glass Co., Inc.
MPDC, Inc.
Monosolar, Inc.
Nordyne Inc.
         Commercial Environmental Systems Group, Inc. (formerly SMB Corporation)
                 Mammoth, Inc. (formerly Intertherm Investments, Inc.)
                 Governair Corporation
                 Temtrol, Inc.
Norfleet, Inc.
Raphael Ltd.
Ring Brothers Investment Co., Inc.
         Ring Brothers Corporation
Royal Limousine Service, Inc.
Universal-Rundle Corporation

                                  SCHEDULE II


                                                        PRINCIPAL AMOUNT OF
                                                        FIRM NOTES TO BE                         PRINCIPAL AMOUNT
         NAME OF UNDERWRITER                            PURCHASED                                OF OVER-ALLOTMENT
         -------------------                            -------------------                      -----------------
         Bear, Stearns & Co., Inc.                      $                                        $

         Chase Securities, Inc.                         $                                        $